As filed with the Securities and Exchange Commission on December 6, 1996


                                                           File No. 333-10051

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------


                               AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER


                            -------------------------
                           THE SECURITIES ACT OF 1933

                                GEOGRAPHICS, INC.
               (Exact name of issuer as specified in its charter)

           Wyoming                                       87-0305614

(State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                    Identification No.)

           1555 Odell Road
       Blaine, Washington 98231                               98231
(Address of principal executive offices)                   (Zip Code)

                            -------------------------

                    GEOGRAPHICS, INC., 1996 STOCK OPTION PLAN
                            (Full title of the plan)

                            -------------------------

                                 RONALD S. DEANS
                                 1555 Odell Road
                             Blaine Washington 98231
                                 (360) 332-6711
                     (Name and address of agent for service)

                                    Copy to:

                               Gayle Coleman, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301
                                 (305) 763-1200

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                       PROPOSED    PROPOSED
                                       MAXIMUM     MAXIMUM
                                       OFFERING    AGGREGATE    AMOUNT OF
TITLE OF SECURITIES   AMOUNT TO BE     PRICE PER   OFFERING   REGISTRATION
 TO BE REGISTERED     REGISTERED(1)    SHARE(1)    PRICE(1)      FEE (1)
================================================================================

Common Stock
(no par value)     1,000,000 shares     $3.25     $3,250,000     $985.00

================================================================================

(1) Pursuant to Rule 457(h), the maximum offering price was calculated based upon the closing price of the Company's Common Stock on November 22, 1996 ($3.25 closing price).

                                GEOGRAPHICS, INC.

                  FORM S-8 ITEM NUMBER
                      AND CAPTION                   CAPTION IN PROSPECTUS
                  --------------------              ---------------------

1.       Plan Information                           Geographics, Inc. 1996
                                                    Stock Option Plan

2.       Registrant Information and                 Available Information;
         Employee Plan Annual                       Incorporation by Reference
         Information

3.       Incorporation by Reference                 Incorporation by
                                                    reference; Exhibits

4.       Description of Securities                  Description of Securities


5.       Interests of Named Experts and             Interest of Named Experts
         Counsel                                    and Counsel


6.       Indemnification of Officers and            Indemnification of
         Directors                                  Directors and Officers

7.       Exemption from Registration                Exemption from
         Claimed                                    Registration Claimed

8.       Exhibits                                   Exhibits

9.       Undertakings                               Undertakeings

PROSPECTUS

                                GEOGRAPHICS, INC.

                        1,000,000 SHARES OF COMMON STOCK

                                 (NO PAR VALUE)

                             Issued Pursuant to the
                    Geographics, Inc. 1996 Stock Option Plan

         This Prospectus is part of a Registration Statement which registers an aggregate of 1,000,000 shares of Common Stock, no par value (such shares being collectively referred to as the "Shares") of Geographics, Inc. (the "Company" or "Geographics") which may be issued, as set forth herein, to officers, directors, key employees and consultants of the Company pursuant to the exercise of non-qualified or incentive stock options to purchase up to 1,000,000 shares of Common Stock under and in accordance with the Geographics, Inc. 1996 Stock Option Plan (the "Plan"). All of the Options were or will be granted to such officers, directors and key employees pursuant to individual written options or employment agreements. Such selling shareholders may sometimes hereafter be collectively referred to as the "Selling Security Holders." The Company has been advised by the Selling Security Holders that they may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any proceeds from such sales except upon exercise of the Options.

         No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the Shares issuable upon exercise of the Options or under the terms of the Agreements shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                         -----------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

                         -----------------------------

         This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.


               The date of this Prospectus is December 6, 1996.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. The Company's Common Stock is traded on the OTC Bulletin Board under the symbol "GGIT."

         The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 1,000,000 shares of the Company's Common Stock, issued or underlying options granted to officers, directors, key employees or consultants to the Company under the Plan. This Prospectus, which is Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         1. The Registrant's latest annual report or transitional report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or, in the case of the Registrant, either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or
(3) the Registrant's effective registration statement on Form 10 filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.


         2. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; and

         3. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

         All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Geographics, Inc., 1555 Odell Road, Blaine, Washington 98231, Telephone (360) 332-6711.

                                   THE COMPANY

         The Company, incorporated in 1974 as a Wyoming corporation, is engaged in the development, manufacturing, marketing and distribution of designer stationery, "value added papers," lettering, signage, stencil and graphic art products throughout the United States, Canada, Australia, Europe, Israel and Mexico. "Value added paper" is paper on which photographs and art images have been applied during a printing process and then cut to size and includes, for example, designer stationery, printed business cards, brochures, letterhead, memo pads and paper cubes. The products manufactured by the Company are divided into two major product groups: (1) specialty papers and (2) lettering and signage. The specialty papers group is comprised primarily of designer stationery and other value added papers. The lettering and signage group manufactures and distributes rub-on and stock-on lettering, stencils, electronic moving message signs, ADA (Americans with Disabilities Act) signs in Braille, and other signage products. The Company's manufacturing facilities, administrative offices and U.S. sales efforts are based in Blaine, Washington. The Company also has subsidiaries in Canada, the United Kingdom, and Australia which perform marketing and distribution functions through Canada, Europe and Australia.

         The Company expects to concentrate its efforts on marketing its designer stationeries and value added papers throughout North America since the majority of mass merchandise chains, computer retailers and department stores do not carry designer stationery or value added paper. Additionally, the Company intends to diversify its product line which has, in the past, been focused on lettering and signage products. During fiscal year 1997, the Company will be introducing educational and motivational products to be sold through the Company's existing distribution channels and be introduced in new markets. The Company will also continue to add complementary paper products to its existing paper product line.

         In addition to expanding its product line, the Company believes that foreign markets may provide additional growth opportunities, and will explore expanding its marketing efforts in Asia and the Pacific Rim countries. The Company's administrative office is located at 1555 Odell Road, Blaine, Washington 98230 (Telephone No. (360) 332-6711; Facsimile No. (360) 332-6352).
The Company's fiscal year end is March 31.

                    GEOGRAPHICS, INC. 1996 STOCK OPTION PLAN

INTRODUCTION

         The following descriptions summarize certain provisions of the Plan and the form of agreements to be entered into by recipients of options thereunder. Such summaries do not purport to be complete and are qualified by reference to the full text of the Plan and form of agreement. A copy of the Plan is on file as an exhibit to the Registration Statement of which this Prospectus is a part. Each person receiving an option under the Plan should read the Plan and related option agreement in its entirety.

         The Company's 1996 Stock Option Plan was adopted by the Board of Directors on July 8, 1996, effective as of that date and ratified by the Company's shareholders on August 28, 1996. Under the Plan, the Company has reserved an aggregate of 1,000,000 shares of Common Stock for issuance pursuant to options granted under the Plan ("Plan Options"). The purpose of the Plan is to encourage stock ownership by officers, directors, key employees and consultants of the Company, and to give such persons a greater personal interest in the success of the Company's business and an added incentive to continue to advance and contribute to the Company. The Compensation Committee of the Board of Directors (the "Committee") of the Company administers the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

         Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify ("Non-Qualified Options"). In addition, the Plan also allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of Common Stock owned by the eligible person and receive a new Plan Option to purchase shares of Common Stock equal in number to the tendered shares. As discussed hereafter, any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the outstanding Common Stock of the Company must not be less than 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Common Stock, no more than five years after the date of the grant.

ELIGIBILITY

         Officers, directors, key employees and consultants of the Company and its subsidiaries are eligible to receive Non-Qualified Options under the Geographics, Inc. 1996 Stock Option Plan. Only officers, employees and directors of the Company who are employed by the Company or by any subsidiary thereof are eligible to receive Incentive Options.

ADMINISTRATION

         The Plan is administered by the Company's Compensation Committee of the Board of Directors. The Committee determines from time to time those officers, directors, key employees and consultants of the Company or any of its subsidiaries to whom Plan Options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such Plan Options shall be granted, the type of Plan Options to be granted, the dates such Plan Options become exercisable, the number of shares subject to each Plan Option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the Plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the Committee.

SHARES SUBJECT TO AWARDS

         The Company has reserved 1,000,000 of its authorized but unissued shares of Common Stock or shares maintained in the treasury of the Company for issuance under the Plan, and a maximum of 1,000,000 shares may be issued thereunder. In connection with the adoption and approval of the Plan, the Company's Board of Directors resolved that the aggregate number of total shares of the Company's Common Stock issuable under the Plan may not exceed 1,000,000 shares (subject to adjustment in the event of certain changes in the Company's capitalization) without further action by the Company's Board of Directors and shareholders, as required. Except for such limitation on the aggregate number of shares issuable under the Plan, there is no maximum or minimum number of shares of Common Stock as to which a Plan Option may be granted to any person. Shares used for Plan Options may be authorized and unissued shares or shares reacquired by the Company, including shares purchased in the open market. Shares covered by Plan Options which terminate unexercised will again become available for additional Plan Options, without decreasing and maximum number of shares issuable under the Plan, although such shares may also be used by the Company for other purposes.

         The Plan provides that, if the Company's outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the Plan or subject to unexercised Plan Options and in the purchase price per share under such Plan Options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding Plan Options. The Board of Directors shall have the right to accelerate the exercise provisions of any outstanding Plan Option in the event of a tender offer for the Company's shares, the adoption of a plan of merger under which all the shares of the Company would be eliminated, a sale of substantially all of the Company's assets or business or the liquidation or dissolution of the Company.

TERMS OF EXERCISE

         The Plan provides that the Plan Options granted thereunder shall be exercisable from time to time in whole or in part, unless otherwise specified in the agreement representing the Plan Options or by the Committee or by the Board of Directors. Each Plan Option may be exercised in whole or in part at any time during the period from the date of the grant until the end of the period covered by the Plan Option period.

         The Plan provides that, with respect to Incentive Stock Options, the aggregate fair market value (determined as of the time the option is granted) of the shares of Common Stock, with respect to which Incentive Stock Options are first exercisable by any option holder during any calendar year (including all incentive stock option plans of the Company, any parent or any subsidiaries which are qualified under Section 422 of the Internal Revenue Code of 1986) shall not exceed $100,000.

EXERCISE PRICE

         The purchase price for shares subject to Incentive Stock Options must be at least 100% of the fair market value of the Company's Common Stock on the date the option is granted, except that the purchase price must be at least 110% of the fair market value in the case of an Incentive Stock Option granted to a person who is a "10% stockholder." A "10% stockholder" is a person who owns (within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986) at the time the Incentive Stock Option is granted, shares possessing more than 10% of the total combined voting power of all classes of the outstanding shares of the Company, any parent or any subsidiaries. The Plan provides that fair market value shall be determined by the Board or the Committee in accordance with procedures which it may from time to time establish. If the purchase price is paid with consideration other than cash, the Board or the Committee shall determine the fair value of such consideration to the Company in monetary terms.

         The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Committee.

         The per share purchase price of shares subject to Plan Options granted under the Plan may be adjusted in the event of certain changes in the Company's capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan.

MANNER OF EXERCISE

         Plan Options are exercisable under the Plan by delivery of written notice to the Company stating the number of shares with respect to which the Plan Option is being exercised, together with full payment of the purchase price therefor. Payment shall be in cash, checks, certified or bank cashier's checks, shares of Common Stock or in such other form or combination of forms which shall be acceptable to the Board of Directors or the Committee, provided that any loan or guarantee by the Company of the purchase price may only be made upon resolution of the Board or Committee that such loan or guarantee is reasonably expected to benefit the Company.

OPTION PERIOD

         All Incentive Stock Options shall expire on or before the tenth (10th) anniversary of the date the option is granted except as limited above. Non-Qualified Options shall expire ten (10) years and one (1) day from the date of grant unless otherwise provided under the terms of the option grant.

TERMINATION

         All Plan Options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee of the Company but is a member of the Company's Board of Directors and his service as a director is terminated for any reason, other than death or disability, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Internal Revenue Code of 1986, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

MODIFICATION AND TERMINATION OF PLANS

         The Board of Directors or Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which (i) increases the total number of shares subject to the Plan or changes the minimum purchase price therefor (except in either case in the event of adjustments due to changes in the Company's capitalization), (ii) affects outstanding Plan Options or any exercise right thereunder, (iii) extends the term of any Plan Option beyond ten years, or (iv) extends the termination date of the Plan. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on May 15, 2005. Any such termination of the Plan shall not affect the validity of any Plan Options previously granted thereunder.

FEDERAL INCOME TAX EFFECTS

         The following discussion applies to the Geographics, Inc. 1996 Stock Option Plan and is based on federal income tax laws and regulations in effect on December 31, 1995. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

         The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         An employee granted an Incentive Stock Option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of Common Stock received upon exercise of the Incentive Stock Option over the Option exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an Incentive Stock Option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the Incentive Stock Option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the Incentive Stock Option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an

Incentive Stock Option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the Incentive Stock Option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the Incentive Stock Option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the Incentive Stock Option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). The Company and its subsidiary are not entitled to a tax deduction upon either exercise of an Incentive Stock Option or disposition of stock acquired pursuant to such an exercise, except to the extent that the Option holder recognized ordinary income in a Disqualifying Disposition.

         If the holder of an Incentive Stock Option pays the exercise price, in full or in part, with shares of previously acquired Common Stock, the exchange should not affect the Incentive Stock Option tax treatment of the exercise. No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee will not, however, be able to utilize the old holding period for the purpose of satisfying the Incentive Stock Option statutory holding period requirements. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the Common Stock is issued to the employee upon exercise of the Incentive Stock Option. If an exercise is effected using shares previously acquired through the exercise of an Incentive Stock Option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

         In respect to the holder of Non-Qualified Options, the option holder does not recognize taxable income on the date of the grant of the Non-Qualified Option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. However, if the holder of Non-Qualified Options is subject to the restrictions on resale of Common Stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by the Company in the year that income is recognized.

RESTRICTIONS UNDER SECURITIES LAWS

         The sale of the Shares must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater shareholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater shareholders are also subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

                            DESCRIPTION OF SECURITIES


         The Company is currently authorized to issue up to 100,000,000 shares of Common Stock, no par value per share, of which 9,416,877 shares were outstanding as of November 22, 1996. No shares of Preferred Stock are authorized or outstanding.


COMMON STOCK

         Subject to the dividend rights of the holders of Preferred Stock, if subsequently authorized, holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds, legally available therefor. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of Preferred Stock that may be outstanding, the assets of the Company will be divided pro rata on a per share basis among the holders of the Common Stock.

         Each share of Common Stock entitles the holders thereof to one vote. Holders of Common Stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any Directors. The ByLaws of the Company require that only a majority of the issued and outstanding shares of Common Stock of the Company need be represented to constitute a quorum and to transact business at a shareholders' meeting. The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

COMMON STOCK PURCHASE WARRANTS

         In connection with the completion of the Company's $6,500,000 private placement offering in May 1996, the Company issued an aggregate of 1,268,293 Common Stock Purchase Warrants to purchase 1,268,293 shares of Common Stock. Additionally, the Company also issued an aggregate of 126,828 Units to the Company's placement agents which include an aggregate of 126,828 warrants to purchase 126,828 shares of Common Stock. These warrants are exercisable at $4.25 per share on or prior to June 30, 1999. Commencing December 1, 1996, the Company may redeem the Warrants at a price of $.05 per underlying share provided the closing price of the Company's Common stock is in excess of $10.00 per shares for 10 consecutive trading day period immediately prior to the notice provided by the Company.

         Additionally, there are outstanding 24,000 warrants to purchase 24,000 shares of Common Stock at prices ranging from Cdn$1.00 to Cdn$6.63 from April 15, 1998 to January 23, 1999.

         Warrant Holders do not have any voting or any other rights as stockholders of the Company. The Company's outstanding warrants provide for adjustment of the exercise price and for a change in the number of shares issuable upon exercise to protect holders against dilution in the event of a stock dividend, stock split, combination or reclassification of the Common Stock. The Warrants may be exercised upon surrender of the Warrant Certificate on or prior to the expiration date (or earlier redemption date, as applicable) of such Warrant at the offices of the Company's transfer agent, with the form of "Election to Purchase" completed and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check, payable to the order of the Company), for the number of shares with respect to which the Warrant is being exercised. Shares of Common Stock issued upon exercise of Warrants and paid for in accordance with the terms of the Warrants.

OPTIONS

         Currently, there are outstanding 174,500 shares underlying options to purchase up to 174,500 shares of Common Stock at prices ranging from Cdn$1.00 to Cdn$4.15 from July 30, 1998, to October 10, 2000. The exchange rate on November 15, 1996 was $.748 equals Cdn$1.00.

         Option Holders do not have any voting or any other rights as stockholders of the Company. The Company's outstanding options provide for adjustment of the exercise price and for a change in the number of shares issuable upon exercise to protect holders against dilution in the event of a stock dividend, stock split, combination or reclassification of the Common Stock. The options may be exercised upon surrender of an option certificate on or prior to the expiration date of such option at the offices of the Company's transfer agent, with the form of "Election to Purchase" completed and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check, payable to the order of the Company), for the number of shares with respect to which the option is being exercised. Shares of Common Stock issued upon exercise of options and paid for in accordance with the terms of the options.

OVER-THE-COUNTER MARKET

COMMON STOCK; NASDAQ NATIONAL MARKET SYSTEM (NMS)

         The Company's Common Stock is traded on the NASDAQ NMS under the symbol "GGIT."

TRANSFER AGENT

         The Transfer Agent for the shares of Common Stock is Montreal Trust Corporate Services Division, Montreal Trust Centre, 410 Burrard Street, Vancouver, B.C. Canada V6C 3B9.

                                  LEGAL MATTERS

         Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301.

                                     EXPERTS


         The consolidated financial statements of Geographics, Inc. incorporated by reference in the Geographics Inc. Annual Report (Form 10-KSB, including Amendment No. 1 on Form 10-K/A) for the year ended March 31, 1996, have been audited by Moss Adams, L.L.P., independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. As noted in the indpendent auditor's report prepared by Moss Adams, L.L.P., the consolidated financial statements of the company for the year ended March 31, 1994 were audited by KPMG. The 1994 information included in the Annual Report for the year ended March 31, 1996 was included therein on reliance on the report of KPMG, independent certified public accountants, as set forth in their report appearing therein given on the authority of said firm as experts in accounting and auditing.


                                 INDEMNIFICATION

         The Company's articles of incorporation contains the broadest form of indemnification for its officers and directors and former officers and directors permitted under Wyoming law except that such indemnification does not apply to
(a) acts or omissions of the director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (b) conduct of the director or officer finally adjudged to be gross negligence; or (c) any transaction with respect to which it was finally adjudged that such director and officer personally received a benefit in money, property, or services to which the director was not legally entitled. The articles of incorporation further provide that the Company shall advance expenses for such persons pursuant to the terms set forth in the Company bylaws, or in a separate directors resolution or contract. Additionally, Section 17-16-856 of the Wyoming Business Corporation Act provides that unless the articles of incorporation provide otherwise, a current or former officer of a corporation who is not a director is entitled to mandatory indemnification and is entitled to apply or court ordered indemnification pursuant to Wyoming corporate law. Additionally, the corporation may indemnify and advance expenses to (i) a current or former officer, employee or agent of a corporation who is not a director to the same extent as to a director, and (ii) a current or former officer, employee or agent who is not a director to the extent consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

         The Wyoming Business Corporation Act and the Company's articles of incorporation limit the liability of directors of the Company for damages for conduct as a director except for (a) acts of omissions involving intentional misconduct by the director or knowing violation of lay b the director; (b) conduct for unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 17-16-833 of the Wyoming Business Corporation Act; (c) any transaction from which the director will receive a benefit in money, property, or services to which the director is not legally entitled; if )d) conduct deemed to be gross negligence. The limitation of liability applies only to monetary damages and, presumably, would not affect the availability of equitable remedies such as injunction or rescission.

         The Company articles of incorporation do provide that if the Wyoming Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Wyoming Business Corporation Act as so amended. Any repeal or modification of this provision by the shareholders of the Company shall not adversely affect any right protection of a director of the Company with respect to any acts or omissions of such director occurring prior to such repeal or modification.

         Section 17-16-8384 of the Wyoming Business Corporation Act further provides that the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director subject to the following: (i) the provision shall not eliminate or limit the liability of a director (A) for any breach of the directors' duty of loyalty to the corporation or its shareholders, (B) for acts or omissions not in food faith or which involved intentional misconduct a knowing violation of law, (C) for unlawful distributions, or (D) for any transaction from which the director derived an improper personal benefit; and (ii) the provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to May 22, 1987, if applicable. The Company currently has not adopted this provision of the Wyoming Business Corporation Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE


         The documents listed in (a) through (d) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.


                  (a) The Registrant's latest annual report or transitional report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or, in the case of the Registrant, either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (2) the Registrant's effective registration statement on Form 10 or 30F filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

                  (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

                  (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

                  (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

ITEM 4.  DESCRIPTION OF SECURITIES

         The class of securities to be offered hereby is registered under
Section 12 of the Securities Exchange Act of 1934, as amended. A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's articles of incorporation contains the broadest form of indemnification for its officers and directors and former officers and directors permitted under Wyoming law except that such indemnification does not apply to
(a) acts or omissions of the director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (b) conduct of the director or officer finally adjudged to be gross negligence; or (c) any transaction with respect to which it was finally adjudged that such director and officer personally received a benefit in money, property, or services to which the director was not legally entitled. The articles of incorporation further provide that the Company shall advance expenses for such persons pursuant to the terms set forth in the Company bylaws, or in a separate directors resolution or contract. Additionally, Section 17-16-856 of the Wyoming Business Corporation Act provides that unless the articles of incorporation provide otherwise, a current or former officer of a corporation who is not a director is entitled to mandatory indemnification and is entitled to apply or court ordered indemnification pursuant to Wyoming corporate law. Additionally, the corporation may indemnify and advance expenses to (i) a current or former officer, employee or agent of a corporation who is not a director to the same extent as to a director, and (ii) a current or former officer, employee or agent who is not a director to the extent consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.


         The Wyoming Business Corporation Act and the Company's articles of incorporation limit the liability of directors of the Company for damages for conduct as a director except for (a) acts of omissions involving intentional misconduct by the director or knowing violation of lay b the director; (b) conduct for unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 17-16-833 of the Wyoming Business Corporation Act; (c) any transaction from which the director will receive a benefit in money, property, or services to which the director is not legally entitled; if
(d) conduct deemed to be gross negligence. The limitation of liability applies only to monetary damages and, presumably, would not affect the availability of equitable remedies such as injunction or rescission.

         The Company articles of incorporation do provide that if the Wyoming Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Wyoming Business Corporation Act as so amended. Any repeal or modification of this provision by the shareholders of the Company shall not adversely affect any right protection of a director of the Company with respect to any acts or omissions of such director occurring prior to such repeal or modification.

         Section 17-16-8384 of the Wyoming Business Corporation Act further provides that the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director subject to the following: (i) the provision shall not eliminate or limit the liability of a director (A) for any breach of the directors' duty of loyalty to the corporation or its shareholders, (B) for acts or omissions not in food faith or which involved intentional misconduct a knowing violation of law, (C) for unlawful distributions, or (D) for any transaction from which the director derived an improper personal benefit; and (ii) the provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to May 22, 1987, if applicable. The Company currently has not adopted this provision of the Wyoming Business Corporation Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Inasmuch as the employees, executives, directors and consultants who received the Shares of the Company were knowledgeable, sophisticated or had access to comprehensive information relevant to the Company, such transaction was undertaken in reliance on the exemption from registration provided by
Section 4(2) of the Act. As a condition precedent to such grant, such security holders were required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from the Registrant.

ITEM 8.  EXHIBITS

EXHIBIT                             DESCRIPTION
-------                             -----------

4(a)              Geographics, Inc. 1996 Stock Option Plan

4(b) Form of Stock Option Agreements issued pursuant to the 1996 Stock Option Plan

(5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating to the issuance of shares of Common Stock pursuant to the above Plan

(23.1) Consent of Atlas, Pearlman, Trop & Borkson, P.A. included in the opinion filed as exhibit (5) hereto


(23.2)   Consent of Moss Adams L.L.P., independent certified public accountants

(23.3)   Consent of KPMG, independent certified public accountants


ITEM 9.  UNDERTAKINGS

         (1)      The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S- 8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blaine and the State of Washington, on the 4 day of December, 1996.


                                              GEOGRAPHICS, INC.



                                              By:/S/RONALD S. DEANS
                                                 -------------------------------
                                                    Ronald S. Deans, Chairman
                                                    of the Board, President and
                                                    Principal Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                    TITLE                                       DATE
              ---------                                    -----                                       ----



                                                 Chairman of the Board,
                                                 President, Principal
                                                 Executive Officer,
                                                 Financial and Accounting
/S/RONALD S. DEANS                               Officer                                       December 4, 1996
------------------------------------
Ronald S. Deans

/S/MARK G. DEANS                                 Director, Executive
------------------------------------             Vice President -
Mark G. Deans                                    Marketing                                     December 4, 1996

/S/R. SCOTT DEANS
------------------------------------             Director, Executive Vice
R. Scott Deans                                   President, Operations                         December 4, 1996

/S/MOISES COSIO                                  Director                                      December 4, 1996
------------------------------------
Moises Cosio

/S/ALAN D. TUCK, JR.                             Director                                      December 4, 1996
------------------------------------
Alan D. Tuck, Jr.

/S/ROBERT S. PARKER                              Director                                      December 4, 1996
------------------------------------
Robert S. Parker

/S/LUIS ALBERTO MORATO                           Director                                      December 4, 1996
------------------------------------
Luis Alberto Morato


                                       vi

Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blaine, State of Washington, on December 4, 1996.


             SIGNATURE                                   TITLE                                       DATE
             ---------                                   -----                                       ----


                                                 Chairman of the Board,
                                                 President, Principal
                                                 Executive Officer,
                                                 Financial and Accounting
/S/RONALD S. DEANS                               Officer                                       December 4, 1996
------------------------------------
Ronald S. Deans

/S/MARK G. DEANS                                 Director, Executive
------------------------------------             Vice President -
Mark G. Deans                                    Marketing                                     December 4, 1996

/S/R. SCOTT DEANS
------------------------------------             Director, Executive Vice
R. Scott Deans                                   President, Operations                         December 4, 1996



                                  EXHIBIT INDEX

                                GEOGRAPHICS, INC.

EXHIBIT
NUMBER                                      DESCRIPTION
-------                                     -----------

4(a)              Geographics, Inc. 1996 Stock Option Plan

4(b)              Form of Stock Option Agreements issued pursuant to the 1996
                  Stock Option Plan

(5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating to the issuance of shares of Common Stock pursuant to the above Plan

(23.1) Consent of Atlas, Pearlman, Trop & Borkson, P.A. included in the opinion filed as exhibit (5) hereto


(23.2) Consent of Moss Adams L.L.P., independent certified public accountants

(23.3)            Consent of KPMG, independent certified public accountants